Exhibit 99.1

EBIX ANNOUNCES Quarterly REVENUE of $53.8 million WITH third QUARTER 2012 DILUTED EPS OF $0.46

ATLANTA, GA - November 8, 2012 - Ebix, Inc. (NASDAQ:EBIX), a leading international supplier of On-Demand software and E-commerce services to the insurance industry, today reported its financial results for the third quarter of 2012 and will host a conference call at 11:00 a.m. EST (details below)

Ebix delivered the following results for its third quarter, fiscal year 2012:

Revenues: Total Q3 2012 revenue was $53.8 million, an increase of 26% on a year-over-year basis, as compared to Q3 2011 revenue of $42.6 million. During the nine months ended September 30, 2012, revenue increased $20.4 million or 16%, to $145.3 million compared to $124.9 million during the same period in 2011.

Expenses: The Company's operating expenses for the quarter grew by 34% to $33.1 million as compared to $24.6 million for the third quarter of 2011.

Operating Income: Q3 2012 GAAP operating income grew 23% to $20.7 million as compared to the Non-GAAP operating income of $16.8 million in Q3 2011 after excluding a one-time non-recurring gain of $1.2 million in Q3 2011, from the reversal of contingent earn out accrued liabilities related to certain business acquisitions made in 2010. The GAAP operating income for the three months ended September 30, 2011 was $18.0 million. Management believes that excluding certain unique and non-recurring events from reported operating income is useful when comparing the Company's performance on a period to period basis. Year-to-date GAAP operating income through Q3 2012 was $56.7 million, reflecting an increase of 9% when compared to the GAAP operating income of $52.2 million for the same nine-month period in 2011.

Operating Cash Flow: Net cash provided by the Company's ongoing operations in 3Q 2012 was $19.3 million, a decrease of 13% year-over-year, compared to $22.2 million in Q3 of 2011 due to increased levels of trade receivables and accrued liabilities at 9/30/12. During the nine months ended September 30, 2012, the Company generated $54.0 million of net cash flow from operating activities, an increase of 4% as compared to $51.9 million in the first nine months of 2011. This operating cash flow for these past nine months of 2012 reflects the fact that all of the Company's net income of $51.8 million in the 9-month period has been converted into positive cash flow.

Margins: The Company reported an operating margin of 38.5% for Q3 2012 as compared to 39.4% based on the Non-GAAP operating income for the same period during 2011, after excluding the impact of the one-time non-recurring gain in Q3 of 2011 of $1.2 million, discussed above within the operating income section. The operating margin for Q3 2011 based on GAAP was 42.1%. The operating margin for the nine months ending September 30, 2012 was 39.0%.

Net Income: GAAP Q3 2012 Net income grew 9% to $18.1 million as compared to the GAAP Q3 2011 net income of $16.5 million.

Earnings per Share: Q3 2012 diluted earnings per share rose 13% year-over-year to $0.46 as compared to $0.41 in the third quarter of 2011. For purposes of the Q3 2012 EPS calculation, there was an average of 39.1 million diluted shares outstanding during the quarter, as compared to 40.4 million diluted shares outstanding in Q3 of 2011.

Channel Revenues: The Exchange channel continued to be the largest channel for Ebix accounting for 81% of the Company's Q3 2102 revenue as compared to 78% in Q3 of 2011.

Exhibit 99.1

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(dollar amounts in thousands)	2012	2011	2012	2011
Exchanges	$43,592	$33,021	$116,420	$96,308	96,308
Broker Systems	4,537	4,731	13,713	13,397
Business Process Outsourcing (“BPO”)	4,252	3,576	11,713	10,948
Carrier Systems	1,423	1,274	3,501	4,266
Totals	$53,804	$42,602	$145,347	$124,919	124,919

Share Repurchases: The Company purchased 280,818 shares of its common stock in July at an average price of $20.49 for an aggregate amount of $5.8 million. The Company currently has approximately $8.6 million remaining in its share repurchase authorization.

“Ebix produced another record quarter with revenues of $53.8 million. We are pleased with these results as we have been able to grow our revenues while sustaining our operating margins. In June, we announced our efforts to exceed the quarterly run-rate of $50 million in revenue. We have clearly surpassed that goal owing to the successful integration of our acquisitions, increased penetration of our client base, and the efforts of our expanded sales and marketing teams.” Ebix Chairman, President & CEO Robin Raina said. “Our sales pipeline for 4Q12 and 2013 is larger than we have seen in recent years and our sales teams are fully engaged in providing market leading solutions with the Company's wider array of products and services.”

Robin added, “The year-to-date operating cash flows through September 30th 2012 were $54.0 million indicating that we can manage our fast growth and generate cash to further strengthen the Company in future quarters. Strategically, London is arguably the second largest insurance market in the world. The Company is excited to be addressing that market now with the launch of EbixEurope and the acquisition of TriSystems in London in August. As we integrate our 2012 acquisitions and increase the sales momentum, we expect increased cross-selling and further increases in operating cash flow in the coming quarters”.

“Our consistent ability to generate sustainable strong operating cash flows enabled Ebix to return capital to shareholders during the quarter with $5.8 million of shares repurchases, and a $1.8 million quarterly cash dividend” said Ebix SVP and CFO Robert Kerris. “Furthermore, during the quarter the Company continued to invest in the growth of the business with $9.3 million of accretive business acquisitions and $389 thousand of capital expenditures. Our balance sheet remains strong as reflected in the aggregate cash, cash equivalents, and short-term cash deposit investments in the amount of $31.0 million as of September 30, 2012, and working capital of $15.8 million. Our accounts receivable DSO stood at 61 days as of September 30, 2012, continuing an improving trend as this reflects a reduction of 3 days from year-end 2011, and 6 days from a year earlier at September 30, 2011. Our net debt presently stands at $52.2 million as of September 30th 2012. The Company presently has access to approximately $38.2 million of readily available cash resources from its financing facility with Citi Bank combined with cash on hand to support the continued growth of the Company, both organically and with accretive acquisitions.”

Investor Conference Call

Ebix will host a conference call to discuss its third quarter 2011 results at 11:00 a.m. Eastern Standard Time today. A live audio webcast of the conference call, together with detailed financial information, can be accessed through the company's Investor Relations home page at http://www.ebix.com. In addition, an archive of the webcast can be accessed through www.ebix.com/webcast. Participants who choose to call in to the conference call can do so by dialing 1-(973) 409-9690, Passcode: 54980255. A replay of the audio and text of the investor call will be available through the company's Investor Relations home page at http://www.ebix.com

Exhibit 99.1

About Ebix, Inc.

Ebix, Inc. is a leading international supplier of software and e-commerce solutions to the insurance industry. Ebix provides a series of application software products for the insurance industry ranging from carrier systems, agency systems and exchanges to custom software development for all entities involved in the insurance and financial services industries.

Ebix works collaboratively with clients to develop innovative technology strategies and solutions that address specific business challenges. Ebix combines the newest technologies with its capabilities in consulting, systems design and integration, IT and business process outsourcing, applications software, and Web and application hosting to meet the individual needs of organizations.

With bases in Singapore, Australia, the US, New Zealand, India, Brazil, UK and Canada, Ebix employs more than 2000 insurance and technology professionals who provide products, support and consultancy to hundreds of thousands of users across six continents. Ebix's focus on quality has enabled it be awarded Level 5 status of the Carnegie Mellon Software Engineering Institute's Capability Maturity Model (CMM). Ebix has also earned ISO 9001:2000 certification for both its development and call center units in India. For more information, visit http://www.ebix.com.

Investor Relations Contacts:
Steven Barlow, 678-281-2043 or steve.barlow@ebix.com
Aaron Tikkoo, 678-281-2027 or atikkoo@ebix.com

Safe Harbor for Forward Looking Statements under the Private Securities Litigation Reform Act of 1995 - This press release contains various forward looking statements and information that are based on management's beliefs, as well as assumptions made by, and information currently available to management, including statements regarding future economic performance and financial condition, liquidity and capital resources, acceptance of the Company's products by the market and management's plans and objectives. The Company has tried to identify such forward looking statements by use of words such as "expects," "intends," "anticipates," "plans," "believes," "will," "should," and similar expressions, but these words are not the exclusive means of identifying such statements. Such statements are subject to various risks, uncertainties and other factors which could cause actual results to vary materially from those expressed in, or implied by, the forward looking statements. Such risks, uncertainties and other factors include the extent to which the Company's new products and services can be successfully developed and marketed, the integration and other risks associated with recent and future acquisitions, the willingness of independent insurance agencies to outsource their computer and other processing needs to third parties, the Company's ability to continue to develop new products to effectively address market needs in an industry characterized by rapid technological change, the Company's dependence on the insurance industry (and in particular independent agents), the highly competitive and rapidly changing automation systems market, the Company's ability to effectively protect its applications software and other proprietary information, the Company's ability to attract and retain quality management, and software, technical sales and other personnel, the potential negative impact on the Company's outsourcing business in India from adverse publicity and possible governmental regulation, the risks of disruption of the Company's Internet connections or internal service problems, the possibly adverse effects of a substantial increase in volume of traffic on the Company's website, mainframe and other servers, possible security breaches on the Company's website and the possible effects of insurance regulation on the Company's business. Certain of these, as well as other, risks, uncertainties and other factors, are described in more detail in Ebix's periodic filings with the Securities and Exchange Commission, including the company's annual report on form 10-K for the year ended December 31, 2011, included under "Item 1A. Business-Risk Factors." Except as expressly required by the federal securities laws, the Company undertakes no obligation to update any such factors or to publicly update any of the forward looking statements contained herein to reflect future events or developments or changed circumstances or for any other reason.

# # #
(Financial tables follow)

Exhibit 99.1

Ebix, Inc. and Subsidiaries
Condensed Consolidated Statements of Income
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30
	2,012	2,011	2,012	2,011
Operating revenue	$53,804	$42,602	$145,347	$124,919
Operating expenses:

Cost of services provided	9,500	8,710	27,686	24,931
Product development	7,102	4,964	17,188	14,385
Sales and marketing	4,346	3,440	12,454	9,553
General and administrative	9,679	5,785	24,700	18,240
Amortization and depreciation	2,469	1,749	6,571	5,617
Total operating expenses	33,096	24,648	88,599	72,726

Operating income	20,708	17,954	56,748	52,193
Interest income	88	100	365	429
Interest expense	(440)	(218)	(1,005)	(592)
Other non-operating income (loss)	414	33	676	(785)
Foreign currency exchange gain (loss)	(536)	(230))	1,759	2,635
Income before income taxes	20,234	17,639	58,543	53,880
Income tax benefit (expense)	(2,162)	(1,103)	(6,719)	168
Net income	$18,072	$16,536	$51,824	$54,048

Basic earnings per common share	$0.49	$0.44	$1.41	$1.41

Diluted earnings per common share	$0.46	$0.41	$1.32	$1.31

Basic weighted average shares outstanding	37,214	37,345	36,859	38,215

Diluted weighted average shares outstanding	39,120	40,449	39,158	41,400

Exhibit 99.1

Ebix, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(In thousands, except share amounts)

	September 30, 2012	December 31, 2011
ASSETS	(Unaudited)
Current assets:
Cash and cash equivalents	$29,491	$23,696
Short-term investments	1,506	1,505
Trade accounts receivable, less allowances of $1,316 and $1,719, respectively	37,203	31,133
Deferred tax asset, net	1,594	2,981
Other current assets	6,632	4,502
Total current assets	76,426	63,817

Property and equipment, net	10,383	8,834
Goodwill	337,249	259,218
Intangibles, net	51,483	38,386
Indefinite-lived intangibles	30,798	30,453
Deferred tax asset, net	6,011	9,412
Other assets	3,483	1,062
Total assets	$515,833	$411,182

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$25,956	$18,719
Accrued payroll and related benefits	4,620	5,034
Short term debt	11,000	6,667
Current portion of long term debt and capital lease obligations, net of discount of $26 and $0, respectively	876	165
Deferred revenue	17,845	16,460
Current deferred rent	258	266
Other current liabilities	106	2,468
Total current liabilities	60,661	49,779

Revolving line of credit	37,840	31,750
Long term debt and capital lease obligations, less current portion, net of discount of $78 and $0, respectively	33,905	8,468
Other liabilities	4,443	3,803
Contingent liability for accrued earn-out acquisition consideration	23,740	—
Put option liability	700	—
Deferred revenue	200	328
Long term deferred rent	1,519	939
Total liabilities	163,008	95,067

Stockholders' equity:
Preferred stock, $0.10 par value, 500,000 shares authorized, no shares issued and outstanding at September 30, 2012 and December 31, 2011	—	—
Common stock, $0.10 par value, 60,000,000 shares authorized, 37,214,128 issued and 37,173,619 outstanding at September 30, 2012 and 36,418,385 issued and 36,377,876 outstanding at December 31, 2011	3,717	3,638
Additional paid-in capital	171,668	179,518
Treasury stock (40,509 shares as of September 30, 2012 and December 31, 2011)	(76)	(76)

Exhibit 99.1

Retained earnings	184,222	137,559
Accumulated other comprehensive loss	(6,706)	(4,524)
Total stockholders' equity	352,825	316,115
Total liabilities and stockholders' equity	$515,833	$411,182

Exhibit 99.1

Ebix, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(In thousands) (Unaudited)

	Nine Months Ended
	September 30,
	2,012	2,011
Cash flows from operating activities:
Net income	$51,824	$54,048
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	6,571	5,617
Benefit for deferred taxes	(605)	(5,940)
Share based compensation	1,567	1,737
Provision for doubtful accounts	416	747
Debt discount amortization on convertible debt	13	21
Unrealized foreign exchange gain on forward contracts	—	909
Unrealized foreign exchange (gain) loss	397	(4,047)
(Gain) loss on put option	(677)	893
Reduction of acquisition earnout accruals	—	(3,048)
Changes in assets and liabilities, net of effects from acquisitions:
Accounts receivable	(1,859)	(2,985)
Other assets	(1,715)	422
Accounts payable and accrued expenses	2,758	1,916
Accrued payroll and related benefits	(1,415)	(959)
Deferred revenue	(811)	1,024
Deferred rent	(92)	(188)
Other current liabilities	(2,370)	1,696
Net cash provided by operating activities	54,002	51,863

Cash flows from investing activities:
Acquisition of ADAM, net of cash acquired	—	3,529
Investment in MCN, net of cash acquired	(1,537)	(381)
Acquisition of BSI, net of cash acquired	(992)	—
Acquisition of Taimma, net of cash acquired	(5,003)	—
Acquisition of Fintechnix, net of cash acquired	(4,713)	—
Acquisition of Planetsoft, net of cash acquired	(34,078)	—
Acquisition of TriSystems, net of cash acquired	(9,277)	—
Investment in Curepet, Inc.	(2,000)	—
Investment in ConfirmNet	—	(184)
Maturities of marketable securities	931	7,600
Purchases of marketable securities	(785)	(2,963)
Capital expenditures	(1,468)	(1,863)
Net cash provided by/(used in) investing activities	(58,922)	5,738

Cash flows from financing activities:
Repayments on revolving line of credit, (net of proceeds)	6,090	(14,750)
Proceeds from term loan	45,000	16,250
Principal payments of term loan obligation	(17,062)	(4,740)
Repurchases of common stock	(15,150)	(56,548)
Settlement on conversion of convertible debt	—	(6,761)
Excess tax benefit from share-based compensation	73	70
Proceeds from the exercise of stock options	739	14
Dividend payments	(5,161)	—
Principal payments of debt obligations	(600)	—
Payments of capital lease obligations	(229)	(253)
Net cash provided by/ (used in) financing activities	13,700	(66,718)
Effect of foreign exchange rates on cash	(2,985)	(327)
Net change in cash and cash equivalents	5,795	(9,444)
Cash and cash equivalents at the beginning of the period	23,696	23,397

Exhibit 99.1

Cash and cash equivalents at the end of the period	$29,491	$13,953
Supplemental disclosures of cash flow information:
Interest paid	$929	$579
Income taxes paid	$6,308	$1,757